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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                   For the Nine Months
THE SCOTTS COMPANY      ------------------- For the Years Ended September 30,-------------------      Ended July 4,      Sep 21
                           1992        1993        1994        1995        1996        1997             1997      1998     1998
                        ------------------------------------------------------------------------  -------------------- --------
SELECTED BALANCE SHEET ITEMS                                                                         (Unaudited)


Accounts Receivable                                            $176,500    $110,400    $104,300               $164,600
Inventory                                                       144,000     148,800     146,100                165,300
Current Assets                                                  350,900     291,900     285,800                389,400
Current Liabilities                                             123,900     110,800     139,300                215,800
Working Capital              54,800      88,500     140,600     227,000     181,100     146,500                173,600
Short Term Debt                                                      97       2,000       1,500                  3,400
Current Maturities LTD                                              421         200           0                      0
L T Debt and Preferred Stk                                      449,300     400,400     397,100                504,900
Com Stckhldrs' Equity       176,000     143,000     168,200     203,500     187,000     211,900                252,800
Total Capitalization                                            652,800     587,400     609,000                757,700
Total Assets                268,000     321,600     528,600     809,000     731,700     787,600              1,019,100

SELECTED INCOME STATEMENT ITEMS

Sales                       413,600     466,000     606,300     732,800     751,900     900,800    745,400     923,200
Cost of Goods Sold          274,200     311,600     404,100     498,800     512,400     573,600    463,700     578,800
Gross Profit                139,400     154,400     202,200     234,000     239,500     327,200    281,700     344,400
Other Income                    800       1,000       1,400       4,500           0           0          0           0
Interest Expense             15,900       8,500      17,500      26,300      26,500      26,700     21,500      27,000
Deprec and Amor Exp                      18,100      21,900      25,700      29,300      30,400     24,000      27,600
Sell, Gen & Admin Exp        91,100     102,300     130,300     109,400     116,600     130,500     95,900     121,900
Other Operating Expenses      7,000       9,300      14,000      66,500      78,000      94,100     85,500     103,600
Other Expenses                    0           0           0           0      17,100       6,300      2,800       2,700
Pre-Tax Income               26,200      35,300      41,800      36,300       1,300      69,600     76,000      89,200
Taxes                        11,100      14,300      17,900      13,900       3,800      30,100     33,000      36,900
N I From Continuing Ops      15,100      21,000      23,900      22,400      (2,500)     39,500     43,000      52,300
Dis Ops  Extrao                 500     (13,100)     (1,000)          0           0           0          0        (700)
Net Income                   15,600       7,900      22,900      22,400      (2,500)     39,500     43,000      51,600
Preferred Stock Dividends         0           0           0       3,600       9,800       9,800      7,300       7,300
N I from ConOps ava ComSh    15,100      21,000      23,900      18,800     (12,300)     29,700     35,700      45,000
N I ava Com Sh               15,600       7,900      22,900      18,800     (12,300)     29,700     35,700      44,300
EBITDA                                   61,900      81,200      88,300      57,100     126,700    121,500     143,800

SELECTED LIQUIDITY, COVERAGE, & LEVERAGE RATIOS

Current ratio                                                      2.83        2.63        2.05                   1.80
Collection period (days)                                          87.91       69.64       43.50            *     45.50 *
Turnover                                                           3.46        3.50        3.89            *      4.42 *
Sales/Assets (Avg)             1.54        1.58        1.43        1.10        0.98        1.19            *      1.19 *
EBIT/Interest+Pref Div         2.65        5.15        3.39        2.09        0.77        2.64            *      2.74 *
EBITDA/CMLTD+Interest+PreDiv               7.28        4.64        2.91        1.56        3.47                   3.55 *
Equity / Assets (Avg)          0.66        0.54        0.37        0.28        0.25        0.26                   0.26
Equity / Ttl Capitaliz(avg)                                        0.31        0.31        0.33                   0.34

SELECTED PROFITABILITY RATIOS

N I ConOps ava Com / Sal       3.65%       4.51%       3.94%       2.57%      -1.64%       3.30%           *      3.62%*
N I ConOps ava Com / Avg Eq    8.58%      13.17%      15.36%      10.12%      -6.30%      14.89%           *     16.79%*
N I ConOps ava Com / Avg Ass   5.63%       7.12%       5.62%       2.81%      -1.60%       3.91%           *      4.32%*
Gross profit / Sales          33.70%      33.13%      33.35%      31.93%      31.85%      36.32%     37.79%      37.31%
Operating Exp / Sales         23.72%      23.95%      23.80%      24.00%      25.88%      24.93%     24.34%      24.43%
Taxes / Pretax incom          42.37%      40.51%      42.82%      38.29%     292.31%      43.25%     43.42%      41.37%

SELECTED EARNINGS AND PRICING RATIOS

LTM EPS from ConOps           $0.84       $1.07       $1.27       $0.99      ($0.65)      $1.35                  $1.60     $1.60 **
Wtd Avg EPS ConOps(5yr)                                                                   $0.89                            $0.89 ***
Forecast Next Yr EPS (9/99)                                                                                                $1.92
F D EPS as reported           $0.87       $0.40       $1.22       $0.99      ($0.65)      $1.35      $1.47       $1.70
Dividend per share            $0.00       $0.00       $0.00       $0.00       $0.00       $0.00      $0.00       $0.00     $0.00****
Dividend yield                                                                 0.00%                                        0.00%
Percentage payout              0.00%       0.00%       0.00%       0.00%       0.00%       0.00%      0.00%       0.00%     0.00%
LTM Sales / Share            $22.98      $23.65      $32.25      $32.42      $39.99      $30.74                 $35.60    $35.60 **
LTM EBITDA / Share            $3.14       $4.32       $3.91       $3.04       $4.32                  $4.92       $4.92 **
Book value per share          $7.66       $9.01      $11.92      $11.44      $12.19                 $13.52      $13.52 **
Price per share                                                              $26.25                                       $28.50
Invested Cap / Share                                                         $47.57                                       $55.68
Price / Share - LTM EPS ConOps                                                19.44 x                                      17.81 x
Price / Share - Wtd Avg EPS CO5yr                                             29.54 x                                      32.07 x
Price / Share - Forecast EPS                                                                                               14.84 x
Price / Share - Book Val per Sh                                                2.15 x                                       2.11 x
Price / Share - Sales / Sh LTM                                                 0.85 x                                       0.80 x
Price / Share - EBITDA / Sh LTM                                                6.07 x                                       5.80 x
Invested Cap/Sh / Sales/Sh LTM                                                 1.55 x                                       1.56 x
Invested Cap/Sh / EBITDA/Sh LTM                                               11.00 x                                      11.32 x
End of Per Shares O/S                                        18,694,000  18,600,000  18,700,000              18,700,000
Wtd Avg Shares O/S                   18,000,000  19,700,000  18,800,000  22,600,000  18,800,000  29,300,000  29,300,000  30,300,000

SELECTED GROWTH RATE CALCUALTIONS

CAGR in assets 12345yrs                   20.00%      40.44%      44.52%      28.54%      24.06%
CAGR in sales 12345yrs                    12.67%      21.07%      21.00%      16.12%      16.84%
CAGR in FD EPS ConOps12345yr              27.38%      22.96%       5.63%        nmf        9.95%
EPS ConOps 5 yr avg                                                                           $0.81
EPS ConOps 5 Year Std Dev                                                                        $0.74
CAGR in FD EPS 12345 yrs                 -54.02%      18.42%       4.40%        nmf        9.18%
EPS (5 Year Average)                                                                      $0.66
EPS (5 Year Standard Deviation)                                                           $0.73




                                  EPS Cont. Ops. - Earnings per share before discontinued
                                      operations and/or extraordinary and nonrecurring items
                                  nmf - Not meaningful
                                  n/a - Not available
                                  * Annualized
                                  ** As of 7/4/98
                                  *** As of 9/30/97
                                  **** Indicated dividend rate

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